UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 1, 2016

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2016, Cabot Microelectronics Corporation (the "Company") announced the following executive officer appointment, which is effective September 6, 2016: Thomas F. Kelly has been appointed Vice President, Corporate Development.

On September 1, 2016, the Company also announced that effective as of September 1, 2016, Daniel J. Pike, the Company's Vice President, Corporate Development, has resigned as an officer of the Company.  Mr. Pike will perform transition responsibilities for the Company as its Strategic Executive Advisor until he resigns his employment on March 1, 2017 ("Resignation Date").

In connection with the planned resignation, following the Resignation Date, and in consideration for a release of claims from Mr. Pike, his agreement to perform certain transition responsibilities, and his agreement to non-competition, non-solicitation, non-disparagement and confidentiality covenants, he will receive the following: (i) a cash severance payment equal to one year's base salary of $344,800; (ii) a pro-rated bonus payment representing Mr. Pike's target bonus opportunity percentage under the Company's Short Term Incentive Program, based on five months' employment of fiscal year 2017 of $79,016; (iii) payment by the Company of COBRA premiums on Mr. Pike's and his dependents' behalf pursuant to the Company's Health and Welfare Benefit Plan for the initial twelve month COBRA period following the Resignation Date; (iv) the benefits of his Change in Control Severance Protection Agreement ("CICSPA") to the extent that a Change in Control as defined thereunder occurs within one year of the Resignation Date; and, (v) reimbursement for costs associated with certain outplacement services.

During his employment prior to the Resignation Date, Mr. Pike will continue to receive his current salary and benefits, and will continue to comply with the Company's policies and procedures.  The terms described above will be set forth in a General Release, Waiver and Covenant Not to Sue, which will be executed by Mr. Pike on the Resignation Date, and the above description is qualified by the text of such agreement.  Any unvested non-qualified stock options and restricted stock or restricted stock units held by Mr. Pike as of the Resignation Date will be forfeited by him pursuant to the terms of the Company's 2012 Omnibus Incentive Plan and grant and award agreements thereunder.  Any non-qualified stock options and restricted stock or restricted stock units vested prior to the Resignation Date will remain subject to, and exercisable only per, the terms of the Company's 2012 Omnibus Incentive Plan and the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated, and relevant grant and award agreements thereunder.

On September 1, 2016, the Company issued a press release announcing an executive officer appointment and an executive officer transition.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release, dated September 1, 2016, entitled "Cabot Microelectronics Corporation Appoints Thomas F. Kelly as Vice President, Corporate Development."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: September 1, 2016	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Executive Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit Number	Title
99.1	Press release, dated September 1, 2016, entitled "Cabot Microelectronics Corporation Appoints Thomas F. Kelly as Vice President, Corporate Development."